Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-224992, 333-230038, 333-231339) of Pluralsight, Inc. of our report dated February 21, 2019, except for the effects of the restatement discussed in Note 3 (not presented herein) to the consolidated financial statements, as to which the date is June 27, 2019 relating to the financial statements, which appears in this Amendment No. 1 on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
March 2, 2020